                                                                   EXHIBIT 10.33

                               UTi WORLDWIDE INC.

                              AMENDED AND RESTATED
                2004 NON-EMPLOYEE DIRECTORS SHARE INCENTIVE PLAN

                                   ----------

                      RESTRICTED SHARE UNIT AWARD AGREEMENT
                         AND SECTION 83(B) ELECTION FORM

                                  AWARD NO. __

                                   ----------

          You (the "Participant") are hereby awarded Restricted Share Units (the "Award") subject to the terms and conditions set forth in this Restricted Share Unit Award Agreement ("the Award Agreement") and in the UTi Worldwide Inc. Amended and Restated 2004 Non-Employee Directors Share Incentive Plan (the "Plan"). By executing this Award Agreement, you agree to be bound by all of the Plan's terms and conditions as if they had been set out verbatim in this Award Agreement. In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award Agreement will be made by the Board of Directors of UTi Worldwide Inc. (the "Board") or a committee thereof which is delegated by the Board the authority to administer the Plan, and shall be final, conclusive and binding on all parties, including you and your successors in interest. All terms herein that begin with initial capital letters and not herein defined have the same meaning defined in the Plan, unless the context clearly requires otherwise.

     1. SPECIFIC TERMS. Certain terms of your Award are as follows:

Name of Participant                _____________________________________________

Number of Restricted Share Units
Subject to Award                   _____________________________________________

Grant Date                         ______________ ___, 20___

     2. VESTING. Your Award shall vest and become non-forfeitable on the date immediately preceding the next Annual Meeting, provided that on such date you are then serving as an Eligible Director. Notwithstanding the foregoing, in the event the date of the next Annual Meeting is delayed by more than thirty (30) days from the first anniversary of the Grant Date stated above, then your Award shall become vested and non-forfeitable on such thirtieth day. Notwithstanding the preceding sentences, your Award shall become fully vested and non-forfeitable upon a Change in Control or upon termination of your membership on the Board due to death or upon such other circumstances that the Board may determine in its sole discretion. If your Award does not become vested and non-forfeitable pursuant to this paragraph 2, then the Award shall be forfeited.

     3. CASH DIVIDENDS. If cash dividends are declared and paid by the Company on outstanding Shares based on a record date on or after the Grant Date stated above and prior to such time as your Award becomes fully vested in accordance with paragraph 2 above, then you shall be

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UTi Worldwide Inc.
Amended and Restated 2004 Non-Employee Directors Share Incentive Plan Restricted Share Unit Award Agreement
Page 2


entitled to receive an amount equal to the per share cash dividend otherwise paid by the Company on outstanding Shares times the number of Restricted Share Units subject to this Award. Such amounts shall be paid to you on or about the same time that cash dividends are paid on outstanding Shares, and shall in no event be paid later than the end of the calendar year in which such cash dividends are declared and paid to by the Company, or, if later, the 15th day of the 3rd month following the date that the cash dividends are declared and paid by the Company.

     4. SATISFACTION OR FAILURE OF VESTING RESTRICTIONS. As the vesting restrictions in this Award Agreement are satisfied, the Company shall cause certificates for the Shares underlying the Restricted Share Units to be issued and delivered to you, with such legends the Company determines to be appropriate, unless you have irrevocably elected to defer receipt of such Shares pursuant to paragraph 6 below. Certificates shall not be delivered to you unless you have made arrangements satisfactory to the Company to satisfy applicable tax-withholding obligations.

     5. SECTION 83(B) ELECTION NOTICE. If you provide the Company with prior written notice of your intention to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Shares underlying your Restricted Share Units (a "Section 83(b) election"), the Board may in its discretion convert your Restricted Share Units into Restricted Shares, on a one-for-one basis, in full satisfaction of your Restricted Share Unit Award. You agree to provide a copy of such election to the Company within 5 days after filing that election with the Internal Revenue Service. Exhibit A contains a suggested form of Section 83(b) election. Any Restricted Shares issued to you pursuant to this paragraph 5 shall bear such legends as the Company determines to be appropriate and shall remain in the Company's possession until all vesting restrictions lapse and certificates are released to you pursuant to paragraph 2 of this Award.

     6. DEFERRAL ELECTION. If this Award constitutes your Initial Award pursuant to Section 5(c) of the Plan, you may irrevocably elect to defer the receipt of all or a percentage of the Shares that would otherwise be issued to you as this Award vests only if you make such election to defer time on or before the Grant Date. If this Award constitutes an Automatic Award pursuant to Section 5(d) of the Plan, you may irrevocably elect to defer the receipt of all or a percentage of the Shares that would otherwise be issued to you as this Award vests only if you make such election to defer not later than the December 31st of the calendar year prior to the Grant Date.

     7. SEVERABILITY. Every provision of this Award Agreement is intended to be severable, and if any provision of this Award is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

     8. NOTICES. Any notice or communication required or permitted to be given by any provision of this Award Agreement to you shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you on its records. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement. Any such notice shall be deemed to be given as of the date such notice is personally delivered or properly mailed.

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UTi Worldwide Inc.
Amended and Restated 2004 Non-Employee Directors Share Incentive Plan Restricted Share Unit Award Agreement
Page 3


     9. BINDING EFFECT. Every provision of this Award Agreement shall be binding on and inure to the benefit the parties' respective heirs, legatees, legal representatives, successors, transferees, and permitted assigns. Transferability and assignability of this Award are limited as provided for in Section 14 of the Plan.

     10. HEADINGS. Headings shall be ignored in interpreting this Award
Agreement.

     11. COUNTERPARTS. This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute the same instrument.

     12. PLAN GOVERNS. By signing this Award Agreement, you acknowledge that you have received a copy of the Plan and that your Award is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan. In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control. Nothing in this Award Agreement shall be deemed to create in any way whatsoever any obligation on the part of the Company to nominate you as a director or otherwise support your continued service as a director.

     13. TAXES. By signing this Award Agreement, you recognize and agree that you are solely responsible for the satisfaction of any federal, state, or local taxes that may arise under this Award (including any taxes arising under Sections 409A or 4999 of the Code), and that neither the Company nor any of its employees, officers, directors, or service providers has any right or obligation to provide you with tax planning advice, or to structure the terms of the Plan or any payments to you in a manner that mitigates your tax liability. The Company shall not have any obligation to pay, mitigate, or protect you from any such tax liabilities. Nevertheless, if the Company reasonably determines that your receipt of payments or benefits pursuant to Section 7(d) of the Plan would cause you to incur liability for additional tax under Section 409A of the Code, then the Company may in its discretion suspend such payments or benefits until the end of the six-month period following termination of your service with the Company (the "409A Suspension Period"). As soon as reasonably practical after the end of the 409A Suspension Period, the Company shall make a lump sum payment to you, in cash, in an amount equal to any payments and benefits that the Company does not make during the 409A Suspension Period. Thereafter, you shall receive any remaining payments and benefits due pursuant to Section 7(d) of the Plan in accordance with the terms of that Section (as if there had not been any suspension beforehand).

                            [signature page follows]

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UTi Worldwide Inc.
Amended and Restated 2004 Non-Employee Directors Share Incentive Plan Restricted Share Unit Award Agreement
Page 4


     BY YOUR SIGNATURE BELOW, along with the signature of the Company's representative, you and the Company agree that the Restricted Share Units are awarded under and governed by the terms and conditions of this Award Agreement and the Plan.

                                        UTi WORLDWIDE INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     The undersigned Participant hereby accepts the terms of this Award and the Plan.


                                        By:
                                            ------------------------------------
                                        Name of Participant:
                                                             -------------------

                               UTi WORLDWIDE INC.

                              AMENDED AND RESTATED
                2004 NON-EMPLOYEE DIRECTORS SHARE INCENTIVE PLAN

                                    EXHIBIT A

                           SECTION 83(B) ELECTION FORM

          Attached is an Internal Revenue Code Section 83(b) Election Form. If you wish to make a Section 83(b) election, you must do so within 30 days after the date the Restricted Shares covered by the election were transferred to you. Note that you must file a request with the Company in order to receive Restricted Shares. The Company has sole discretion to accept or to reject your request. If you receive Restricted Shares, they will be in full settlement of your rights under the Restricted Share Unit Award Agreement to which your request relates.

          In order to make the election, you must completely fill out the attached form and file one copy with the Internal Revenue Service office where you file your tax return. In addition, one copy of the statement also must be submitted with your income tax return for the taxable year in which you make this election. Finally, you also must submit a copy of the election form to the Company within 10 days after filing that election with the Internal Revenue Service. A Section 83(b) election normally cannot be revoked.

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                               UTi WORLDWIDE INC.

                                   ----------

         ELECTION TO INCLUDE VALUE OF RESTRICTED SHARES IN GROSS INCOME
          IN YEAR OF TRANSFER UNDER INTERNAL REVENUE CODE SECTION 83(B)

                                   ----------

     Pursuant to Section 83(b) of the Internal Revenue Code, I hereby elect within 30 days after receiving the property described herein to be taxed immediately on its value specified in item 5 below.

1.   My General Information:

          Name: ______________________________________

          Address: ___________________________________

                   ___________________________________

          S.S.N.
          or T.I.N.: _________________________________

2. Description of the property with respect to which I am making this election:

          ____________________ shares of ___________ stock of UTi Worldwide Inc.
          (the "Restricted Shares").

3. The Restricted Shares were transferred to me on ______________ ___, 20__. This election relates to the 20____ calendar taxable year.

4.   The Restricted Shares are subject to the following restrictions:

          The Restricted Shares are forfeitable until they are earned in accordance with Sections 1 and 3 of the UTi Worldwide Inc. 2004 Non-Employee Directors Share Incentive Plan ("Plan") Restricted Share Unit Award Agreement ("Award") or other Award or Plan provisions. The Restricted Shares generally are not transferable until my interest becomes vested and nonforfeitable, pursuant to the Award and the Plan.

5.   Fair market value:

          The fair market value at the time of transfer (determined without regard to any restrictions other then restrictions which by their terms never will lapse) of the Restricted Shares with respect to which I am making this election is $_____ per share.

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Section 83(b) Election Form
UTi Worldwide Inc.
Amended and Restated 2004 Non-Employee Directors Share Incentive Plan
Page 2


6.   Amount paid for Restricted Shares:

          The amount I paid for the Restricted Shares is $____ per share.

7.   Furnishing statement to employer:

          A copy of this statement has been furnished to my employer. If the transferor of the Restricted Shares is not my employer, that entity also has been furnished with a copy of this statement.

8.   Award or Plan not affected:

          Nothing contained herein shall be held to change any of the terms or conditions of the Award or the Plan.

Dated: ____________ __, 20__.


                                        ----------------------------------------
                                        Taxpayer